Exhibit 23.3

Consent of Independent Auditor

TELUS International (Cda) Inc.

Vancouver, British Columbia

Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TELUS International (Cda) Inc. ( the “Company”) of our report dated November 4, 2020 relating to the combined financial statements of the Artificial Intelligence Business of LBT Acquisition, Inc., which appear in the Company’s Registration Statement on Form F-1 (No. 333-251993) filed with the Securities and Exchange Commission.

/s/ BDO USA, LLP

Boston, Massachusetts

February 2, 2021